UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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This Schedule 14A filing consists of the following communication (the “Communication”) from Tilray, Inc., a Delaware corporation (“Tilray”) to its stockholders, relating to Tilray’s Special Meeting of Stockholders to be held on July 29, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

The Communication was first made to Tilray’s stockholders on July 21, 2021.

Dear Tilray Team,

Many of you are Tilray stockholders and we need the support of all stockholders to help us seize upon growth opportunities ahead.

We Need Your Support: To implement the next phase of our strategy, we have a number of important matters to address at the upcoming Special Meeting of Stockholders that will be critical to driving our business forward. You have the opportunity to vote on key proposals that we believe will help us turn potential into performance and profitable growth.

1.
Authorized Shares Proposal #1– Help Tilray Grow: This proposal would increase the number of authorized shares of capital stock. The additional authorized shares will enable us to move quickly to seize the highly attractive acquisition and financing opportunities we see ahead. Voting ‘FOR’ Proposal 1 is therefore essential to ensuring we have the flexibility to pursue attractive acquisitions – a great company or product, for example -- in our dynamic and growing industry.

2.
Governance Proposals - Expand Stockholder Rights: Following the combination of Tilray and Aphria, our Board undertook a comprehensive review of our corporate governance, taking into consideration the views held by the investment community on important matters of governance.  As a result, the Board is proposing to expand the rights of our stockholders, including our stockholders who are employees; to do so, we need your support and approval on several amendments to our corporate documents.

These proposals are critical to our growth strategy, so please vote today! Your support is extremely important, no matter how many or how few shares you own.

The virtual Special Meeting of Tilray’s Stockholders will be held on Thursday, July 29th, 2021 at 11:00 a.m., Eastern Time, conducted via live audio webcast. You will be able to attend if you wish by visiting https://www.virtualshareholdermeeting.com/TRLY2021SM2.

If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (833) 497-7395 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

Sincerely,

Irwin D. Simon, Chairman and Chief Executive Officer

Forward-Looking Statements
Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the need for an increase in authorized shares of common stock from 743,333,333 shares to 990,000,000 shares and the potential negative impacts to the company if the corresponding proposal is not approved. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Aphria and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.